UNIT CERTIFICATE

NO. _________                                                        _____ UNITS

                                                          CUSIP   ____
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                               VAUGHAN FOODS, INC.

                                UNIT CERTIFICATE



              INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA


                        EACH UNIT CONSISTING OF ONE SHARE

                        OF COMMON STOCK, $.001 PAR VALUE,

                       ONE REDEEMABLE CLASS A WARRANT AND

                         ONE REDEEMABLE CLASS B WARRANT


THIS CERTIFIES THAT

or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one share of common stock, $.001 par value, of Vaughan Foods, Inc. (the "Common Stock"), one redeemable Class A warrant, and one redeemable Class B warrant, each warrant to purchase one share of Common Stock (collectively, the "Warrants"). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units will separate into shares of Common
Stock and Warrants as of the close of business on               , 2006 [thirty
days after the date of the final prospectus] (the "Separation Time"). The shares of Common Stock and the Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which The Nasdaq Capital Market is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of
               , 2006 (the "Warrant Agreement"), between Vaughan Foods, Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment to the exercise price of the Warrants evidenced hereby and in the number of shares of Common Stock to be delivered upon the exercise of Warrants in certain events therein set forth.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar or may be obtained upon written request addressed to Vaughan Foods, Inc., 216 N.E. 12th Street, Moore, OK 73160, Attention: Chief Financial Officer.

This Unit Certificate is not valid unless countersigned by the Warrant Agent and Registrar of the Company.

IN WITNESS WHEREOF, Vaughan Foods, Inc. has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.

Dated:


                            Vaughan Foods, Inc.


                            By:
                               -------------------------------------------------
                               Chairman of the Board and Chief Executive Officer


                            Attest:
                                    --------------------------------------------
                                                  Secretary



-------------------------------------------
Countersigned

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York  10004-1125



By:
     -------------------------------
     Authorized Signature

                               VAUGHAN FOODS, INC.

The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate, and Warrant Certificate(s) representing one redeemable Class A Warrant for each Unit represented by this Unit Certificate, and one redeemable Class B Warrant for each unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such agent.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT AND REGISTRAR, CONTINENTAL STOCK TRANSFER & TRUST COMPANY.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM -      as tenants in common                 UNIF GIFT MIN ACT - _____ Custodian ____________
TEN ENT -      as tenants by the entireties                             (Cust)            (Minor)
JT TEN -       as joint tenants with rights of                          under Uniform Gifts to Minors
               survivorship and not as tenants                          Act ______________________
               in common                                                            (State)
                                                     UNIF TRF MIN ACT - _____ Custodian ____________
                                                                        (Cust)            (Minor)
                                                                        under Uniform Transfers to Minors
                                                                        Act ________________
                                                                               (State)

Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED,
                    ------------------------------------------------------------

hereby sell(s), assign(s), and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE)

-------------------------------

-------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________________________________________________ Shares
of the Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint _____________________________________________
Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.


         Dated:


----------------------------------------------
(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)


Signatures Guaranteed:


----------------------------------------------
The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.